2

                       SMITH BREEDEN TRUST
                          (the "Trust")

                         Amendment No. 3
                               to
               Agreement and Declaration of Trust


The undersigned, being at least a majority of the Trustees of the Smith Breeden Trust, hereby amend the Agreement and Declaration of Trust by deleting therefrom the first sentence of Section 6 of
Article III, and substituting therefore the following:

     "Without limiting the authority of the Trustees set forth in Section 5, inter alia, to establish and designate any further series or classes or to modify the rights and preferences of any series, the "Smith Breeden Financial Services Fund" and the "Smith Breeden Equity Market Plus Fund" (formerly the "Smith Breeden Equity Plus Fund", which name change shall be effective concurrently with the public offering and sale of shares of the Smith Breeden Financial Services Fund) shall be, and hereby are, established and designated."

     WITNESS our hands set hereto as of this sixth day of October, 1997.



                                             October 6, 1997
     Douglas T. Breeden


                                             October 6, 1997
     Michael J. Giarla


                                             October 6, 1997
     Stephen M. Schaefer


                                             October 6, 1997
     Myron S. Scholes


                                             October 6, 1997
     William E. Sharpe